EXHIBIT 23(b)


INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Pre-Effective Amendment No.
1 to Registration Statement No. 333-62232 of Avista Corporation on Form S-4 of our report dated February 2, 2001 (February 26, 2001, as to Note 22), appearing in the Annual Report on Form 10-K of Avista Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Seattle, Washington
September 24, 2001